CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 15 to the registration statement on Form N-6 (No. 333-69327) (the "Registration Statement") of our report dated February 29, 2008 relating to the consolidated financial statements of Union Security Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 17, 2008